UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

NOVA MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-136663	45-2753483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R. S. Employer ID No.)

9901 I.H. 10 West, Suite 800 San Antonio, Texas 78230
(Address of principal executive offices)

(210) 581-7753

(Registrant’s Telephone Number, Including Area Code)

2903 ½  Frank Gay Rd.

Marcellus, New York 13108

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by the Registrant on May 24, 2012 solely to correct typographical error in the date the report was signed.

Item 5.01 Changes in Control of the Registrant

(a) On May 21, 2012, Clarent Services Corp. (“Buyer”) acquired from Half Moon Bay Holdings, LLC (“Seller”), the holder of 25,000,000 shares (the “Shares”) of common stock of the Company, all of Half Moon Bay’s Shares, which constitute in the aggregate approximately 83.33% of the thirty million (30,000,000) issued and outstanding shares of common stock of the Company. The total consideration paid by Buyer for the Shares was $1,000,000 US.  There are no arrangements or understandings among members of the former and new control groups and their associates with respect to election of directors or other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA MINING CORPORATION

Dated: June 13, 2012	By:	/s/ Carmen Joseph Carbona
Carmen Joseph Carbona
Chairman